Exhibit 99.1

ONEMAIN HOLDINGS, INC. REPORTS FIRST QUARTER 2017 RESULTS

Evansville, IN, May 3, 2017 - OneMain Holdings, Inc. (NYSE: OMF) today reported income before income taxes of $57 million and net income of $33 million for the first quarter of 2017, compared to $224 million and $137 million, respectively, in the prior year quarter, which included a pretax gain of $167 million associated with the sale of the company’s interest in the SpringCastle joint venture. Earnings per diluted share were $0.25 in the first quarter of 2017, compared to $1.01 in the prior year quarter.

Jay Levine, President and CEO of OneMain Holdings, Inc. said, “I am pleased with our performance this quarter. The year is off to a solid start, and we look forward to achieving our growth, return, and leverage objectives for the year as we continue to add new customers and execute on our objectives.”

Consumer and Insurance Segment*

Consumer and Insurance adjusted pretax income was $163 million and adjusted net income was $103 million for the first quarter of 2017, compared to $203 million and $126 million, respectively, in the prior year quarter. Consumer and Insurance adjusted earnings per diluted share were $0.76 for the first quarter of 2017, compared to $0.94 for the prior year quarter.

Net finance receivables reached $13.2 billion at March 31, 2017, up from $13.0 billion at March 31, 2016.

Net finance receivables per branch totaled $7.7 million at March 31, 2017, up from $7.0 million at March 31, 2016.

Yield was 24.4% in the first quarter of 2017, up from 24.3% in the prior quarter, and down from 25.2% in the prior year quarter.

The net charge-off ratio was 8.5% in the first quarter of 2017, up from 7.5% in the prior quarter, and up from 7.5% in the prior year quarter.

The 30-89 delinquency ratio was 2.2% at March 31, 2017, down from 2.3% at December 31, 2016 and up from 1.8% at March 31, 2016.

The 60+ delinquency ratio was 3.2% at March 31, 2017, down from 3.6% at December 31, 2016, and up from 2.8% at March 31, 2016.

Acquisitions and Servicing Segment*

Acquisitions and Servicing adjusted pretax income was $1 million in the first quarter of 2017, compared to $26 million in the prior year quarter. As a result of the sale of the company’s interest in the SpringCastle joint venture on March 31, 2016, there were no net finance receivables at March 31, 2017.

Other*

Beginning in 2017, management no longer views or manages our real estate assets as a separate operating segment. Therefore, we are now including Real Estate, which was previously presented as a distinct reporting segment, in “Other.” During the first quarter of 2017, Other generated an adjusted pretax loss of $7 million.

*Reported on a non-GAAP basis. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Liquidity and Capital Resources

As of March 31, 2017, the company had $787 million of cash and cash equivalents, which included $292 million of cash and cash equivalents held at our regulated insurance subsidiaries or for other operating activities that is unavailable for general corporate purposes. The company had undrawn revolving conduit facilities of $4.6 billion and total outstanding debt of $13.7 billion at March 31, 2017, in a variety of debt instruments.

Use of Non-GAAP Financial Measures

We report the operating results of Consumer and Insurance, Acquisitions and Servicing, and Other using the Segment Accounting Basis, which (i) reflects our allocation methodologies for certain costs, primarily interest expense, loan loss reserves, and acquisition costs, to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting (eliminates premiums/discounts on our finance receivables and long-term debt at acquisition, as well as the amortization/accretion in future periods). These allocations and adjustments currently have a material effect on our reported segment basis income as compared to GAAP. We believe the Segment Accounting Basis (a basis other than GAAP) provides investors a consistent basis on which management evaluates segment performance.

Consumer and Insurance adjusted pretax income, Consumer and Insurance adjusted net income, Consumer and Insurance adjusted earnings per diluted share, Acquisitions and Servicing adjusted pretax income, and Other adjusted pretax losses are key performance measures used by management in evaluating the performance of our business. Consumer and Insurance adjusted pretax income, Acquisitions and Servicing adjusted pretax income, and Other adjusted pretax losses represents income (loss) before income taxes on a Segment Accounting Basis and excludes acquisition-related transaction and integration expenses, net gain on sale of SpringCastle interests, SpringCastle transaction costs, and losses resulting from repurchases and repayments of debt. Management believes these non-GAAP financial measures are useful in assessing the profitability of our segments and uses these non-GAAP financial measures in evaluating our operating performance. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss our first quarter 2017 results and other general matters at 8:00 am Eastern Time on Thursday, May 4, 2017. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 6942038, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 6942038, beginning approximately two hours after the event. The replay of the conference call will be available through August 4, 2017. An investor presentation will be available on the Investor Relations page of OneMain’s website at https://www.onemainfinancial.com prior to the start of the conference call.

This document contains summarized information concerning OneMain Holdings, Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this document is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company's most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q (“Form 10-Qs”) filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available in the Investor Relations section of the Company's website (https://www.onemainfinancial.com) and the SEC's website (http://www.sec.gov).

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition and risks and other uncertainties associated with the integration of the companies; unanticipated expenditures relating to the OneMain Acquisition; any litigation, fines or penalties that could arise relating to the OneMain Acquisition; the impact of the OneMain Acquisition on our relationships with employees and third parties; various risks relating to our continued compliance with the previously disclosed Settlement Agreement with the U.S. Department of Justice; changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment; levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities; war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, cyber-attacks or other security breaches, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay; changes in our ability to attract and retain employees or key executives to support our businesses; changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources; risks related to the acquisition or sale of assets or businesses or the formation, termination or operation of joint ventures or other strategic alliances or arrangements, including loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers; the inability to successfully and timely expand our centralized loan servicing capabilities through the integration of the Springleaf and OneMain servicing facilities; risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves; the inability to successfully implement our growth strategy for our consumer lending business as well as various risks associated with successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures; declines in collateral values or increases in actual or projected delinquencies or net charge-offs; changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulation, potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions; the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; any material impairment or write-down of the value of our assets; the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices; changes in accounting principles and policies or changes in accounting estimates; effects of the contemplated acquisition of Fortress by an affiliate of Softbank Group Corp.; any failure or inability to achieve the SpringCastle Portfolio performance requirements set forth in the SpringCastle Interests Sale purchase agreement; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC and in the Company’s other filings with the SEC from time to time. The foregoing list of factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements does not purport to be complete and new factors, risks and uncertainties may arise in the future that are impossible for us to currently predict.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions, except per share amounts)	Three Months Ended March 31,
	2017	2016

Interest income:
Finance charges	$756	$785
Finance receivables held for sale originated as held for investment	3	46
Total interest income	759	831

Interest expense	202	226

Net interest income	557	605

Provision for finance receivable losses	245	197

Net interest income after provision for finance receivable losses	312	408

Other revenues:
Insurance	103	114
Investment	19	20
Net gain on sale of SpringCastle interests	—	167
Other	19	2
Total other revenues	141	303

Other expenses:
Operating expenses:
Salaries and benefits	186	214
Acquisition-related transaction and integration expenses	23	33
Other operating expenses	142	167
Insurance policy benefits and claims	45	45
Total other expenses	396	459

Income before income taxes	57	252

Income taxes	24	87

Net income	33	165

Net income attributable to non-controlling interests	—	28

Net income attributable to OneMain Holdings, Inc.	$33	$137

Share Data:
Weighted average number of shares outstanding:
Basic	135,218,586	134,694,759
Diluted	135,573,167	134,907,748
Earnings per share:
Basic	$0.25	$1.02
Diluted	$0.25	$1.01

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	March 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$787	$579
Investment securities	1,755	1,764
Net finance receivables:
Personal loans	13,240	13,577
Real estate loans	139	144
Retail sales finance	9	11
Net finance receivables	13,388	13,732
Unearned insurance premium and claim reserves	(558)	(586)
Allowance for finance receivable losses	(666)	(689)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	12,164	12,457
Finance receivables held for sale	148	153
Restricted cash and cash equivalents	558	568
Goodwill	1,422	1,422
Other intangible assets	477	492
Other assets	662	688

Total assets	$17,973	$18,123

Liabilities and Shareholders’ Equity
Long-term debt	$13,679	$13,959
Insurance claims and policyholder liabilities	749	757
Deferred and accrued taxes	8	9
Other liabilities	432	332
Total liabilities	14,868	15,057

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,550	1,548
Accumulated other comprehensive loss	(2)	(6)
Retained earnings	1,556	1,523
Total shareholders’ equity	3,105	3,066

Total liabilities and shareholders’ equity	$17,973	$18,123

SELECTED FINANCIAL STATISTICS

(dollars in millions)	At or for the Three Months Ended March 31,
	2017	2016

Finance receivables held for investment:
Net finance receivables	$13,388	$13,836
Number of accounts	2,154,034	2,201,321
Finance receivables held for sale:
Net finance receivables	$148	$776
Number of accounts	2,714	146,302
Finance receivables held for investment and held for sale: (a)
Average net receivables	$13,513	$16,076
Yield	22.67%	20.64%
Gross charge-off ratio	8.91%	4.11%
Recovery ratio	(0.89)%	(0.39)%
Net charge-off ratio	8.02%	3.72%
30-89 Delinquency ratio (b)	2.21%	1.89%
Origination volume	$1,812	$2,361
Number of accounts originated	243,652	328,057

(a)	Includes personal loans held for sale, but excludes real estate loans held for sale in order to be comparable with our Consumer and Insurance segment statistics.

(b)	Net finance receivables 30-89 days past due as a percentage of net finance receivables.

CONSUMER AND INSURANCE SELECTED FINANCIAL STATISTICS (NON-GAAP BASIS)

(dollars in millions)	At or for the Three Months Ended March 31,
	2017	2016

Finance receivables held for investment:
Net finance receivables	$13,157	$12,984
Number of accounts	2,147,394	2,175,628
Finance receivables held for sale:
Net finance receivables	$—	$606
Number of accounts	—	143,254
Finance receivables held for investment and held for sale:
Average net receivables	$13,261	$13,545
Yield	24.39%	25.15%
Gross charge-off ratio	9.58%	8.12%
Recovery ratio	(1.11)%	(0.62)%
Net charge-off ratio	8.47%	7.50%
30-89 Delinquency ratio *	2.17%	1.84%
Origination volume	$1,812	$2,343
Number of accounts originated	243,652	328,057

*	Net finance receivables 30-89 days past due as a percentage of net finance receivables.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Reconciliations of income before income taxes attributable to OMH on a GAAP basis (purchase accounting) to a Segment Accounting Basis:

(dollars in millions)	Three Months Ended March 31,
	2017	2016

Income before income taxes attributable to OMH - GAAP basis	$57	$224
GAAP to Segment Accounting Basis adjustments:
Interest income	45	136
Interest expense	10	18
Provision for finance receivable losses	5	(51)
Other revenues	8	(6)
Acquisition-related transaction and integration expenses	(3)	(4)
Other expenses	8	20
Income before income taxes attributable to OMH - Segment Accounting Basis	$130	$337

Income (loss) before income taxes attributable to OMH on a Segment Accounting Basis by segment was as follows:

(dollars in millions)	Three Months Ended March 31,
	2017	2016

Income (loss) before income taxes attributable to OMH - Segment Accounting Basis
Consumer and Insurance	$142	$167
Acquisitions and Servicing	1	192
Other	(13)	(22)
Income before income taxes attributable to OMH - Segment Accounting Basis	$130	$337

Reconciliations of income (loss) before income taxes attributable to OMH on a Segment Accounting Basis to adjusted pretax income (loss) attributable to OMH (non-GAAP):

(dollars in millions)	Three Months Ended March 31,
	2017	2016

Consumer and Insurance
Income before income taxes - Segment Accounting Basis	$142	$167
Adjustments:
Acquisition-related transaction and integration expenses	20	28
Net loss on repurchases and repayments of debt	1	8
Adjusted pretax income (non-GAAP)	$163	$203

Acquisitions and Servicing
Income before income taxes attributable to OMH - Segment Accounting Basis	$1	$192
Adjustments:
Net gain on sale of SpringCastle interests	—	(167)
SpringCastle transaction costs	—	1
Adjusted pretax income attributable to OMH (non-GAAP)	$1	$26

Other
Loss before income tax benefit - Segment Accounting Basis	$(13)	$(22)
Adjustments:
Acquisition-related transaction and integration expenses	6	9
Adjusted pretax loss (non-GAAP)	$(7)	$(13)

Consumer and Insurance adjusted earnings per share (non-GAAP) is calculated as follows:

(dollars in millions)	Three Months Ended March 31,
	2017	2016

Consumer and Insurance
Adjusted pretax income (non-GAAP)	$163	$203
Income taxes *	60	77
Adjusted net income (non-GAAP)	$103	$126

Weighted average diluted shares	135,573,167	134,907,748
Adjusted EPS (non-GAAP)	$0.76	$0.94

*	Income taxes assume a combined U.S. federal and state statutory income tax rate of 37% during 2017 and 38% during 2016.

OneMain Holdings, Inc.

Contact:
Craig Streem, 812-468-5752                            Rohit Dewan, 812-492-2582
craig.streem@onemainfinancial.com                        rohit.dewan@onemainfinancial.com

Source: OneMain Holdings, Inc.